Exhibit 21

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION/ORGANIZATION
Abel Equipos, S.A	Spain
Abel Pumps, L.P.	Delaware
Abel Pumpen GmbH	Germany
Abel GmbH & Co KG	Germany
Acton Research Corporation	Delaware
Ai Cambridge Ltd.	United Kingdom
Ai Qualitek Ltd.	United Kingdom
Amot Controls Corporation	Delaware
Amot Controls Ltd.	United Kingdom
Amot Controls, S.A	Switzerland
Amot/Metrix Investment Company	Delaware
Amot Controls GmbH	Germany
Antek Instruments, L.P.	Delaware
Antek GmbH	Germany
Compressor Controls B.V	Netherlands
Compressor Controls Corporation S.r.l	Italy
Compressor Controls Corporation (an Iowa Corp)	Iowa
Compressor Controls Corporation (a Delaware	~~
Corporation) d/b/a in Iowa as Compressor	~~
Controls - CIS/EE)	Delaware
Cornell Pump Company	Delaware
Cornell Pump Manufacturing Corporation	Delaware
Cybor Corporation	California
Fluid Metering, Inc.	Delaware
FTI Flow Technology, Inc.	Delaware
Gatan International, Inc.	Pennsylvania
Gatan, Inc.	Pennsylvania
Gatan Service Corporation	Pennsylvania
Gatan Limited	United Kingdom
Gatan GmbH	Germany
Hansen Technologies Corporation	Illinois
Hansen Technologies Ltd.	United Kingdom
Integrated Designs L.P.	Delaware
ISL Holdings, S.A	France
ISL Investissement SARL	France
ISL Scientifique de Laboratoire - ISL, S.A	France
ITI Qualitek, Inc.	Delaware
K/S Roper Finance	Denmark
Logitech Limited	United Kingdom
Marumoto Struers KK	Japan
Media Cybernetics Inc.	Delaware
Meltron Qualitek Messtechnik GmbH	Germany
Metrix Instrument Co., L.P.	Delaware
Nippon Roper K.K	Japan
PAC Denmark ApS	Denmark
PAC GmbH	Germany
Petrotech, Inc.	Delaware
Petrotech International, Inc.	Louisiana
Petroleum Analyzer Company LP	Delaware
Princeton Instruments Limited	United Kingdom
Qualitek Leaktest Ltd.	United Kingdom
Quantitative Imaging Corp.	Canada
Roper Scientific SARL	France
Roper Canada, Inc.	Canada
Roper Capital Deutschland GmbH	Germany
Roper Fundings KG	Germany
Roper Industries Deutschland GmbH	Germany
Roper Holdings, Inc.	Delaware
Roper Holdings, Limited	United Kingdom
Roper Industrial Products Investment Company	Iowa
Roper Industries B.V	Netherlands
Roper Industries Denmark ApS	Denmark
Roper Industries (Europe) Limited	United Kingdom
Roper Industries Limited	United Kingdom
Roper Industries Southeast Asia Company	Delaware
Roper International, Inc.	Delaware
Roper International Products, LTD	Virgin Islands
Roper Pump Company	Delaware
Roper Scientific B.V	Netherlands
Redlake MASD, Inc.	Delaware
Roper Scientific, Inc.	Delaware
Roper Scientific GmbH	Germany
Struers A/S	Denmark
Struers GmbH	Germany
Struers Inc.	Delaware
Struers Limited	United Kingdom
Struers S.A.S	France
Turbocontroles de Venezuela	Venezuela
Uson L.P.	Delaware
Walter Herzog GmbH	Germany
Zetec Foreign Sales Corporation	Barbados
Zetec, Inc.	Washington